Exhibit 5.1

Tel-Aviv, June 23, 2023

NeuroSense Therapeutics Ltd.

Building B

11 HaMenofim Street

Herzliya 4672562

Israel

Ladies and Gentlemen:

We have acted as the Israeli counsel to NeuroSense Therapeutics Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with the issuance and sale by the Company of (i) 1,330,000 ordinary shares (the “Offered Shares”), no par value, of the Company (“Ordinary Shares”), and (ii) pre-funded warrants to acquire 1,670,000 Ordinary Shares at an exercise price of $0.0001 per Ordinary Share (the “Pre-Funded Warrants”) pursuant to a registration statement on Form F-3 (Registration Statement No. 333-269306) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), the related base prospectus which forms a part of and is included in the Registration Statement, and the prospectus supplement dated June 22, 2023 filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations of the Securities Act (the “Prospectus Supplement”). This opinion is being rendered in connection with the offering and sale by the Company of the Offered Shares and the Pre-Funded Warrants pursuant to the terms of a Securities Purchase Agreement (the “Purchase Agreement”) dated June 22, 2023, entered into between the Company and the purchaser identified on the signature pages thereto (the “Investor”).

In connection with this opinion, we have examined and relied upon the Registration Statement, the Prospectus Supplement, the Company’s Amended and Restated Articles of Association, and such statutes, regulations, corporate records, documents, certificates and such other instruments that we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the original documents of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the corporate records, documents, certificates and instruments we have reviewed; (iv) the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof; and (v) the legal capacity of natural persons

We are members of the Israel Bar and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of the State of Israel and have not, for the purpose of giving this opinion, made any investigation of the laws of any jurisdiction other than the State of Israel.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that (i) the Offered Shares to be sold to the Investor, as described in the Registration Statement and the Prospectus Supplement, have been duly authorized and upon delivery of the Offered Shares and payment therefor in accordance with the Purchase Agreement, will be validly issued, fully paid and non-assessable and (ii) the Ordinary Shares issuable upon exercise of the Pre-Funded Warrants have been duly authorized and, upon payment for the Pre-Funded Warrants in accordance with the Purchase Agreement, and when such Ordinary Shares are issued and delivered by the Company upon exercise of the Pre-Funded Warrants against receipt of the exercise price therefor in accordance with the terms of the Pre-Funded Warrants, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Company’s report on Form 6-K submitted to the Commission on June 23, 2023 which is incorporated by reference into the Registration Statement and to the reference to us under the caption “Legal Matters” in the Registration Statement and the Prospectus Supplement.

In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Securities Act, or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement or the Prospectus Supplement, including this opinion as an exhibit or otherwise.

Very truly yours,

/s/ Goldfarb Gross Seligman & Co.